EXHIBIT 5.1



VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO, NEW JERSEY AND
                                       NEW YORK CITY

                                                        June 26, 2003


Clark, Inc.
102 South Wynstone Park Drive
North Barrington, Illinois  60010

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

         We are acting as counsel to Clark, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating up to 2,900,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and the related preferred share purchase rights (the "Rights," and collectively with the Common Stock, the "Securities"). The Common Stock is issuable under the Clark/Bardes, Inc. 2002 Stock Option Plan, the Clark, Inc. 2003 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan (the "Plans").

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Company, as each is in effect as of the date hereof, and the Clark/Bardes, Inc. 2002 Stock Option Plan, the Clark, Inc. 2003 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         For purposes of this opinion, we have assumed that the Common Stock is issued in accordance with the terms of the Plans and any Series A Junior Participating Preferred Stock issued upon the exercise of the Rights are issued in accordance with the Company's Certificate of Incorporation, as amended, and Rights Agreement.

         Based on the foregoing, we are of the opinion that the Common Stock when issued by the Company in accordance with the Plan will be duly authorized, validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Delaware currently in effect.

         We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                               Sincerely yours,


                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ